CONSENT OF INDEPENDENT AUDITORS

The Bond Fund of America, Inc.:

We consent to (a) the use in this Post-Effective Amendment No. 41 to Registration Statement No. 2-50700 on Form N-1A of our report dated
January 29, 1997 appearing in the Financial Statements, which are included in Part B, the Statement of Additional Information of such Registration Statement,
(b) the references to us under the heading "General Information" in such Statement of Additional Information; and (c) the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

Deloitte & Touche LLP

February 26, 1997
Los Angeles, California